EXHIBIT 10.6a

PATENT TRANSFER AGREEMENT

THIS AGREEMENT (the “Agreement”) is dated on August 11, 2008 by and between Xi’an Hanxin Science & Technology Co., Ltd. (the “Company”) and Fangshe Zhang - Chairman of the company after negotiations between the two parties based on voluntary, fair and mutually beneficial principles:

Section I. The agreement dated of June 12, 2008 between the Company and Mr. Zhang is hereby canceled. Mr. Zhang hereby agrees to transfer the ownership of the three patents (Patents No. : ZL01131762.0、ZL01131761.2、ZL01131763.9) (“Patents”) to the Company for no cash payment.

Section II. Upon the execution of this Agreement, the Company shall be entitled to all the ownership rights to the three Patents.

Section III. Fangshe Zhang shall follow the appointment, and shall not supply the same or similar technology to any other parties in any forms.

Section IV. This agreement will be in two copies and each one will be kept by the two parties with the same legal efficacy after signatures.

Xi’an Hanxin Science & Technology Co., Ltd.

Signture: /s/ Pengcheng Chen
Title: Pengcheng Chen, CEO

Signture: /s/ Fangshe Zhang
Fangshe Zhang